UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12
Bellerophon Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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April 5, 2018

To Our Stockholders:
You are cordially invited to attend the 2018 annual meeting of stockholders of Bellerophon Therapeutics, Inc. to be held at 10:00 a.m. EST on Thursday, May 24, 2018 at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.
Details regarding the meeting, the business to be conducted at the meeting, and information about Bellerophon Therapeutics, Inc. that you should consider when you vote your shares are described in this proxy statement.
At the annual meeting, four (4) persons will be elected to our Board of Directors. In addition, we will ask stockholders to consider the following proposals:

i.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

ii.	To approve a proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 200,000,000 shares.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 13, 2018, we will begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2018 annual meeting of stockholders and our 2017 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of Bellerophon Therapeutics, Inc. We look forward to seeing you at the annual meeting.
Sincerely,

Fabian Tenenbaum
Chief Executive Officer

April 5, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TIME:     10:00 a.m. EST
DATE:      Thursday, May 24, 2018
PLACE: 184 Liberty Corner Road, Suite 302, Warren, NJ 07059
PURPOSES:

1.	To elect four (4) directors to serve three-year terms expiring in 2021;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To approve a proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 200,000,000 shares; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Bellerophon Therapeutics, Inc. common stock at the close of business on March 26, 2018. A list of stockholders of record will be available at the annual meeting and, during the ten days prior to the annual meeting, at our principal executive offices located at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. On April 13, 2018, we will begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2018 annual meeting of stockholders and our 2017 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Assaf Korner
Chief Financial Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 24, 2018
This proxy statement and our 2017 annual report to stockholders are available for viewing, printing and downloading at www.investorvote.com/BLPH. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2017 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Info” section of the “Investors" section of our website at www.bellerophon.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Bellerophon Therapeutics, Inc., Attn: Investor Relations, 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
The Board of Directors (the "Board") of Bellerophon Therapeutics, Inc. (the "Company" or "Bellerophon") is soliciting your proxy to vote at the 2018 annual meeting of stockholders to be held at 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059, on Thursday, May 24, 2018 at 10:00 a.m. EST and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, because you owned shares of Bellerophon's common stock, par value $0.01 per share (the "common stock") on the record date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice to Stockholders, on or about April 13, 2018.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you request a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on March 26, 2018, are entitled to vote at the annual meeting. On this record date, there were 57,369,165 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares of common stock represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A. ("Computershare"), or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 1:00 a.m. Eastern Time on May 24, 2018.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.
How Does the Board Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:

*	“FOR” the election of the nominees for director;

*	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

*	“FOR” the amendment to the Company Restated Certificate of Incorporation to increase the number of authorized shares.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or

•
by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) and on the amendment to the Restated Certificate of Incorporation (Proposal 3 of this proxy statement) without receiving instructions from you. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 this proxy statement).

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2018, our Audit Committee of our Board will reconsider its selection.

Proposal 3: Amend the Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock
The affirmative vote of the majority of shares of common stock outstanding and entitled to vote is required to amend the Restated Certificate of Incorporation. Abstention and broker non-votes will be treated as votes against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare and Assaf Korner, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting
The annual meeting will be held at 10:00 a.m. EST on Thursday, May 24, 2018, at 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059. When you arrive at 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll free number, 1-800-736-3001.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Bellerophon stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•
If your Bellerophon shares of commons stock are registered in your own name, please contact our transfer agent, Computershare and inform them of your request by calling them at 1-800-736-3001 or writing them at P.O. Box 30170, College Station, TX, 77842.

•
If a broker or other nominee holds your Bellerophon shares of common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card; or

•	following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 23, 2018 by:

·                 each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

·                 each of our named executive officers;

·                 each of our directors; and

·                 all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 23, 2018 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.  The information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage ownership calculations for beneficial ownership are based on 57,369,165 shares of common stock outstanding as of March 23, 2018.

Except as otherwise set forth below, the address of the beneficial owner is c/o Bellerophon Therapeutics, Inc., 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
New Mountain Entities (1)	15,138,486	26.4%
Puissance Capital Management L.P. (2)	8,298,755	14.5%
Linde (3)	5,271,796	9.2%
Venrock Healthcare (4)	4,149,378	7.2%
Executive Officers and Directors
Fabian Tenenbaum (5)	903,500	1.6%
Peter Fernandes (6)	133,770	*
Deborah Quinn (7)	118,098	*
Jonathan M. Peacock (8)	1,918,449	3.3%
Naseem Amin (9)	2,421,030	4.1%
Scott Bruder (10)	38,691	*
Mary Ann Cloyd (11)	38,524	*
Jens Luehring (12)	5,365,787	9.4%
Andre V. Moura (13)	15,215,144	26.5%
Matthew M. Bennett (14)	15,157,051	26.4%
Daniel Tassé (15)	173,950	*
Ted Wang (16)	8,298,755	14.5%
All executive officers and directors as a group (16 persons)	34,929,762	57.8%

*	Less than one percent.

(1)
Based on information provided in a Schedule 13G/A filed by New Mountain Investments II, LLC on February 14, 2018, and information known to the Company. Ownership includes: 15,138,486 shares, consisting of 1,080,819 shares held by Allegheny New Mountain Partners, L.P., 249,714 shares held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares held by New Mountain Partners II (AIV-B), L.P. The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. Steven B. Klinsky is the managing member of New Mountain Investments II, L.L.C., the chief executive officer of New Mountain Capital, L.L.C., and the managing member of New Mountain Capital Group, LLC. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.L.C. New Mountain Capital Group, L.L.C. is 100% owned by Steven B. Klinsky. Since New Mountain Investments II, L.L.C. has decision-making power over the New Mountain Entities, Mr. Klinsky may be deemed to beneficially own the shares that the New Mountain Entities hold of record or may be deemed to beneficially own. Mr. Klinsky, New Mountain Investments II, L.L.C. and New Mountain Capital, L.L.C. disclaim beneficial ownership over the shares held by the New Mountain Entities, except to the extent of their pecuniary interest therein.  The address of the New Mountain Entities is c/o New Mountain Capital, L.L.C., 787 Seventh Avenue, 49th  Floor, New York, New York 10019.

(2)
Consists of 8,298,755 shares held by Puissance Capital Management, L.P. (“Puissance”). The number of shares of common stock beneficially owned excludes 8,298,755 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Ted Wang, a member of our Board, is the Chief Executive Officer and Chief Investment Officer of Puissance. Dr. Wang disclaims beneficial ownership of all shares held by Puissance, except to the extent of his pecuniary interest therein, if any. The address of Puissance is 950 Third Avenue, 25th Floor, New York, NY 10022.

(3)                  Based on information provided in a Schedule 13G/A filed by Linde North America Inc. on January 2, 2018 and information known to the Company. Consists of 5,271,796 shares held by Linde North America, Inc., an indirect wholly-owned subsidiary of Linde AG. Jens Luehring, a member of our Board, is the Head of Region Americas of Linde North America, Inc. The number of shares of common stock beneficially owned excludes 3,641,992 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Mr. Luehring disclaims beneficial ownership of all shares held by Linde, except to the extent of his pecuniary interest therein, if any. The address of Linde North America, Inc. is 200 Somerset Corporate Blv, Suite 7000, Bridgewater, NJ 08807.

(4)                             Based on information provided in a Schedule 13G filed by Venrock Healthcare Capital Partners II, L.P. on September 29, 2017 and information known to the Company. Consists of 2,952,442 shares of common stock owned by VHCP II and 1,196,936 shares of common stock owned by VHCP Co-Invest II. The number of shares of common stock beneficially owned excludes 4,149,378 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99%

of shares of our common stock.

(5)                                Includes 142,857 shares of common stock issuable upon the exercise of warrants and 442,174 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(6)	Includes 19,790 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(7)	Includes 13,487 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(8)                               Includes 534,677 shares of common stock issuable upon the exercise of warrants and 568,421 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(9)                          Includes 1,170,717 shares of common stock issuable upon the exercise of warrants and 19,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(10)	Includes 19,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(11)                         Includes 16,666 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(12)        Includes of 5,271,796 shares held by Linde North America, Inc., an indirect wholly-owned subsidiary of Linde AG. Jens Luehring, a member of our Board, is the Head of Region Americas of Linde North America, Inc. The number of shares of common stock beneficially owned excludes 3,641,992 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Jens Luehring, a member of our Board, is the Head of Region Americas of Linde North America, Inc. Mr. Luehring disclaims beneficial ownership of all shares held by Linde, except to the extent of his pecuniary interest therein, if any. Includes 3,333 shares of common stock and 10,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable within 60 days after March 23, 2018.

(13)                       Includes of 1,080,819 shares held by Allegheny New Mountain Partners, L.P., 249,714 shares held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares held by New Mountain Partners II (AIV-B), L.P. The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock.  Also includes 3,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. Andre Maura, a member of our Board, is a member of New Mountain Investments II, L.L.C. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.L.C. Mr. Maura disclaims beneficial ownership over the shares held by the New Mountain Entities, except to the extent of his pecuniary interest therein.

(14)
Includes of 1,080,819 shares held by Allegheny New Mountain Partners, L.P., 249,714 shares held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares held by New Mountain Partners II (AIV-B), L.P. The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. Matthew Bennet, a member of our Board, is a member of New Mountain Investments II, L.L.C. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.L.C. Mr. Bennett disclaims beneficial ownership over the shares held by the New Mountain Entities, except to the extent of his pecuniary interest therein.

(15)	Includes 3,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 23, 2018.

(16)
Includes 8,298,755 shares held by Puissance Capital Management, L.P. The number of shares of common stock beneficially owned excludes 8,298,755 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Ted Wang, a member of our Board, is a Chief Executive Officer and Chief Investment Officer of Puissance Capital Management, L.P.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of ten members, classified into three classes as follows: (1) Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock constitute a class with a term ending at the 2018 annual meeting; (2) Jens Luehring, Daniel Tasse, and Mary Ann Cloyd constitute a class with a term ending at the 2019 annual meeting; and (3) Scott Bruder, Naseem Amin and Ted Wang constitute a class with a term ending at the 2020 annual meeting.
On March 22, 2018, our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock for election at the annual meeting for a term of three years to serve until the 2021 annual meeting of stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position
Jonathan M. Peacock	60	Chairman of the Board
Fabian Tenenbaum	44	Chief Executive Officer and Director
Naseem Amin, M.D.	56	Director
Scott P. Bruder, M.D., Ph.D.	56	Director
Mary Ann Cloyd	63	Director
Jens Luehring	44	Director
Andre V. Moura	36	Director
Daniel Tassé	58	Director
Matthew M. Bennett	46	Director
Ted Wang	51	Director
Our Board has reviewed the materiality of any relationship that each of our directors has with Bellerophon Therapeutics, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The Nasdaq Stock Market: Messrs. Luehring, Moura and Bennett, Drs. Amin, Bruder and Wang and Ms. Cloyd.
Jonathan M. Peacock has served as the Chairman of our Board since June 2014, and previously served as our Chief Executive Officer and President from June 2014 to November 2016. Prior to joining us, Mr. Peacock served as the Chief Financial Officer of Amgen Inc., a biotechnology company, from September 2010 to January 2014. From November 2005 to September 2010, he served as Chief Financial and Administrative Officer of Novartis Pharmaceuticals AG, the Pharmaceuticals and Biotechnology division of Novartis AG. Mr. Peacock was a partner at McKinsey and Company, a global strategy consulting firm, from 1998 to 2005. Before that, he was a partner at Price Waterhouse LLP, a global accounting firm (now PricewaterhouseCoopers LLP), from 1993 to 1998. Beginning in February 2016, he became the Chairman of Arix Bioscience plc. He currently serves on the Board of Avantor, Inc., a Life Sciences and Technology company and served on the Board of Kite Pharma, a biopharmaceutical company, from April 2014 until its sale to Gilead in September of 2017. Mr. Peacock received an M.A. degree in economics from the University of St. Andrews. We believe that Mr. Peacock is qualified to serve on our Board because of his global management experience, his experience as an officer of a public company in our industry and his financial expertise.

Fabian Tenenbaum has served as our Chief Executive Officer and as a member of our Board since November 2016. Prior to then, Mr. Tenenbaum served as our Chief Financial Officer and Chief Business Officer since February 2016. Mr. Tenenbaum joined us from Anterios, Inc. a clinical-stage biopharmaceutical company focused on the development of dermatology products, where he served as Chief Financial Officer and Chief Business Officer from October 2014 to February

2016. Prior to that, Mr. Tenenbaum served as Chief Executive Officer with Syneron Beauty from 2011 to October 2014, and Chief Financial Officer and Executive Vice President of Syneron Medical from May 2007 to 2011. Prior to Syneron Medical, Mr. Tenenbaum was Vice President Americas for Radiancy, Inc., from 2002 to 2006, and Director, Commercial Operations and Corporate Development at Sunlight Medical, Inc. from 1999 to 2002. Mr. Tenenbaum holds a Bachelor in Medicine (B.Md.) from Ben Gurion University, Israel and an MBA from Columbia Business School. We believe that Mr. Tenenbaum is qualified to serve on our Board because of his management and financial expertise, as well as his position as our Chief Executive Officer.

Naseem Amin has served as a member of our Board since June 2015. Dr. Amin had served as the Chief Scientific Officer of Smith and Nephew Plc until 2014. Previously, Dr. Amin was Senior Vice President, Business Development at Biogen Idec from 2005 to 2009 and was with Genzyme Corporation from 1999 to 2005, most recently as Head, International Business Development and where he has also led the clinical development of five currently marketed therapeutic products. Dr. Amin began his career at Baxter Healthcare Corporation, where he served as Director, Medical Marketing and Portfolio Strategy, Renal Division. Dr. Amin is a Venture Partner at Advent Life Sciences, serves as an Advisory Board member for Imperial College, Department of Biomedical Engineering, and serves as Chairman of OPEN-London, a non-profit organization focused on encouraging and mentoring South Asians from Pakistan who are interested in starting entrepreneurial companies. Dr. Amin received his medical degree from the Royal Free School of Medicine, London, and an MBA from the Kellogg Graduate School of Management, Northwestern University. We believe that Dr. Amin is qualified to serve on our Board because of his broad industry experience in the Biotech and Medical Device industry.

Scott Bruder has served as a member of our Board since May 2015. Dr. Bruder currently leads Bruder Consulting International with a global team that provides scientific, clinical, regulatory and development strategy services to medical device, regenerative medicine and biotechnology companies, investment banks, venture partners and private equity firms. He is also an adjunct Professor of Biomedical Engineering at Case Western Reserve University, where he previously served as an adjunct faculty member in the Department of Orthopaedic Surgery for thirteen years. Dr. Bruder currently serves as the Chairman of the Board of Directors of Amendia, a privately held, leading provider of innovative medical devices used during spinal surgical procedures. Dr. Bruder served as the Chief Medical and Scientific Officer of Stryker Corporation from 2012 until 2014, and was the Chief Science and Technology Officer for Becton, Dickinson and Company from 2007 until 2012. Previously, Dr. Bruder held a number of senior executive and scientific roles at Johnson & Johnson, Anika Therapeutics and Osiris Therapeutics. Dr. Bruder is a magna cum laude graduate from Brown University with a Sc.B. in Biology, and a graduate of Case Western Reserve University School of Medicine, where he simultaneously earned an M.D. and a Ph.D. in stem cell biology. We believe that Dr. Bruder is qualified to serve on our Board because of his experience in medical devices, biotechnology, life sciences, and biomedical engineering.

Mary Ann Cloyd has served as a member of our Board since February 2016. From 1990 to 2015, Ms. Cloyd was a partner at PricewaterhouseCoopers LLP (“PwC”), where she served multinational corporate clients in a variety of industries, including the biotechnology and pharmaceutical industries. She was the Leader of the PwC Center for Board Governance from 2012 to 2015. Ms. Cloyd has also served on both PwC’s Global and U.S. Boards. On the U.S. Board, she chaired the Risk Management, Ethics & Compliance Committee and the Partner Admissions Committee, and on the Global Board, she served on the Risk and Operations Committee and the Clients Committee. Ms. Cloyd is on the Board of Trustees of the PwC Charitable Foundation, Inc., and she previously served as President of the Foundation. Ms. Cloyd is currently the Chair of the UCLA Iris Cantor Women’s Center Advisory Board. Ms. Cloyd earned a bachelor of business administration from Baylor University, summa cum laude. We believe that Ms. Cloyd is qualified to serve on our Board because of her experience in finance, senior management and corporate governance.

Jens Luehring has served as a member of our Board since January 2015. Mr. Luehring has been the Head of Finance, Americas, of The Linde Group since April 2012. In this position, his responsibilities include accounting, tax, business planning, investments, treasury and insurance. Prior to his current role, Mr. Luehring was the Head of Mergers & Acquisitions of The Linde Group from April 2007 to March 2012. Mr. Luehring received a Master of Business Economics from Hanover University in 1998. Prior to joining The Linde Group in January 2006, Mr. Luehring worked in investment banking, covering corporate finance, private equity, equity capital markets and mergers and acquisitions. We believe that Mr. Luehring is qualified to serve on our Board because of his financial, business and strategic expertise.

Andre V. Moura has served as a member of our Board since February 2014. Mr. Moura joined New Mountain Capital in 2005, where he currently serves as Managing Director. Prior to joining New Mountain Capital, Mr. Moura was employed by McKinsey & Company, a global management consulting firm. Mr. Moura also currently serves on the Board of six privately held companies. Mr. Moura received an A.B. in computer science from Harvard College and an M.B.A. from Harvard Business School. We believe that Mr. Moura is qualified to serve on our Board because of his financial expertise and his years of experience providing strategic advisory services to diverse companies across multiple industries.

Daniel Tassé has served as a member of our Board since February 2014. Prior to the acquisition of Ikaria by Mallinckrodt in April 2015, Mr. Tassé was President and Chief Executive Officer and Chairman of the Board of Ikaria and served as our Interim Chief Executive Officer and President from February 2014 to June 2014. Currently, Mr. Tasse is CEO and Chairman of Alcresta Therapeutics. Previously, Mr. Tassé was the General Manager of the Pharmaceuticals and Technologies Business Unit of Baxter International, Inc., a global diversified healthcare company and Vice President and Regional Director for Australasia at GlaxoSmithKline. Mr. Tassé currently serves as the Lead Independent Director of Indivior PLC, a London Stock Exchange publicly traded company, and serves on its Audit Committee and Remuneration Committee. Mr. Tasse also serves as a Director of Regenxbio, a Nasdaq listed company, and serves on its Compensation Committee. For many years, until June 2015, Mr. Tassé was a member of the Healthcare Leadership Council, a member of the Health Section Governing Board of the Biotechnology Industry Organization and a member of the Board of Directors of the Pharmaceutical Research and Manufacturers Association of America. Mr. Tassé received a B.Sc. in biochemistry from the University of Montreal. We believe Mr. Tassé is qualified to serve on our Board because of his former service as our Chief Executive Officer and President, his extensive track record of business building in the healthcare industry, his experience in providing governance to public companies, his global management experience and his detailed knowledge of the pharmaceutical and device industries, our company, employees, client base and competitors.

 Matthew M. Bennett was appointed to our Board on March 22, 2018. He serves as a Managing Director of New Mountain Capital, LLC (“NMC”), and he joined that organization in 2007. Mr. Bennett serves on the board of directors of CIOX Health, Gelest, Cytel and Alteon Health and also works closely with other NMC companies. Mr. Bennett previously served as Chief Executive Officer of CIOX Health and before that, he served as Executive Vice President, Global Medical Operations and Chief Legal Officer for Ikaria, Inc. (“Ikaria”), where he served in additional executive roles, including Chief Financial Officer and head of Corporate Development. Prior to joining Ikaria, Mr. Bennett served as Executive Vice President, Chief Administrative Officer, and Chief Business Officer at VIASYS Healthcare, Inc. (NYSE: VAS) (“VIASYS”), where he was responsible for the company’s growth and mergers and acquisitions. Prior to VIASYS, Mr. Bennett served as an advisor on mergers and acquisitions, initial public offerings, and commercial transactions in the health care field at Morgan, Lewis & Bockius LLP, and a litigator in the health care area at Stradley, Ronon, Stevens & Young. Mr. Bennett holds an A.B. in Political Science from Princeton University and a J.D. from Villanova University School of Law. We believe that Mr. Bennett is qualified to serve on our Board because of his managerial, financial and legal experience.

Dr. Wang has served as the Chief Investment Officer of Puissance Capital Management LP, of which he was a founder, since January 2015. Prior to that, Dr. Wang was a Partner of Goldman, Sachs & Co. (“Goldman”), which he joined in 1996 and with which he served in many leadership positions, mostly recently as Co-Head of U.S. Equities Trading and Global Co-Head of One Delta Trading and a member of the Goldman Sachs Risk Committee. Prior to joining Goldman, Dr. Wang co-founded Xeotron Corp., a company specializing in DNA biochips in Texas. Dr. Wang holds a Ph.D. in Physics from the University of Minnesota, an M.B.A. from the University of Texas, Austin, and a B.S. from Fudan University, China. We believe that Dr.
Wang is qualified to serve on our Board because of his financial expertise and years of experience.

There are no family relationships among any of our directors or executive officers.

Committees of the Board and Meetings
Meeting Attendance. During the fiscal year ended December 31, 2017, there were six meetings of our Board, and the various committees of the Board met a total of eleven times. The Board took one action by unanimous written consent during the fiscal year ended December 31, 2017. The various committees of the Board took seven actions by unanimous written consent during the fiscal year ended December 31, 2017. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2017. The Board has adopted a policy under which each member of the Board makes every effort to but is not required to attend each annual meeting of our stockholders. Six directors attended our annual meeting of stockholders held in 2017.
Audit Committee. Our Audit Committee met five times and took three actions by unanimous written consent during fiscal 2017. This committee currently has three members, Mary Ann Cloyd (Chairman), Jens Luehring and Naseem Amin. Our audit committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.
Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Ms. Cloyd and Mr. Luehring are “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.bellerophon.com.
Compensation Committee. Our Compensation Committee met four times and took three actions by unanimous written consent during fiscal 2017. This committee currently has three members, Andre Moura (Chairman), Scott Bruder and Ted Wang. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2015 Equity Incentive Plan (as amended, the "2015 Plan"). The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.
The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation: review and approval of compensation for executive officers and directors during which the chief executive officer may not be present during his or her compensation deliberations and grant options and stock awards under equity-based plans with delegation to one or more executive officers of the power to grant options or stock awards to employees who are not directors or executive officers.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.bellerophon.com.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee took one action by unanimous written consent during fiscal 2017 and has two members, Naseem Amin (Chairman) and Mary Ann Cloyd. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance. All members of the Nominating and Corporate Governance qualify as independent under the definition promulgated by The Nasdaq Stock Market.
If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.
In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee under our corporate governance policies, it should utilize the "Contact Us" feature on our website at www.bellerophon.com.
The Nominating and Corporate Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the board and its committees.
A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on the Company’s website at www.bellerophon.com.
Board Leadership Structure and Role in Risk Oversight
Our current Board leadership structure separates the positions of CEO and Chairman of the Board, although we do not have a corporate policy requiring that structure. Until November 2016, Jonathan Peacock served as both our CEO and Chairman of the Board. In November 2016, Mr. Peacock stepped down as CEO but remained as Chairman of the Board and Fabian Tenenbaum became our CEO.  The Board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our current CEO, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairman is primarily focused on matters pertaining to corporate governance and management oversight. While the Board believes that this is the most appropriate structure at this time, the Board retains the authority to change the Board structure, including the possibility of combining the CEO and Chairman of the Board positions, if it deems such a change to be appropriate in the future.
The Chairman of the Board of Directors provides leadership to the Board and works with the Board to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board approves the meeting agendas after input from management, facilitates communication among members of the Board and presides at meetings of our Board and stockholders. Mr. Peacock has served as our Chairman of the Board since June 2014. The Chairman of the Board, the Chairman of the Audit Committee, the CEO, and the other members of the Board work in concert to provide oversight of our management and affairs. We believe that the leadership of the Chairman of the Board fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board encourages communication among its members and between management and the Board to facilitate productive working relationships. Working with the other members of the Board, the Chairman also works to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

The Board is also responsible for oversight of our risk management practices. This oversight is conducted primarily through the Audit Committee of the Board whose responsibilities include overseeing our risk assessment and risk management policies. Due to the effective flow of information between the Board and senior management, identified risks can be effectively communicated and mitigated. Senior management takes an active role in day-to-day risk management.

Stockholder Communications to the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at 908-574-4770. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions using the “Contact Us” page of our website at www.bellerophon.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers
The following table sets forth the name, age and position of each of our executive officers, who are also not directors, and key employees as of March 22, 2018.

Name	Age	Position
Peter Fernandes	63	Chief Regulatory and Safety Officer
Deborah A. Quinn, M.D.	63	Chief Medical Officer
Martin Dekker	45	Vice President of Engineering and Manufacturing
Amy Edmonds	46	Vice President of Clinical Operations and Administration
Parag Shah	41	Vice President of Project Management and Distribution
Assaf Korner	40	Chief Financial Officer and Secretary

Peter Fernandes has been our Chief Regulatory and Safety Officer since May 2015. Prior to joining us, Mr. Fernandes was Vice President of Global Regulatory Affairs at Ikaria Inc., from October 2012 to May 2015, and in this capacity also led our regulatory group since its inception in February of 2014. Previously, he led Regulatory Affairs and Quality Assurance for OptiNose, Inc. from October 2010 to September 2012, was Vice President US Drug Regulatory Affairs Respiratory and US DRA Respiratory Franchise Head for Novartis Pharmaceuticals from November 2007 to October 2010. He has also served as the Head of US Development Site and Vice President of Regulatory Affairs and Quality Assurance at Altana Pharma, a subsidiary of Nycomed Inc., and led the US Respiratory and GI Drug Regulatory Affairs group at Boehringer Ingelheim. Mr. Fernandes has an M. Pharm. from the Grant Medical College and a B. Pharm. from the K.M. K College of Pharmacy, both at the University of Bombay in India.

Deborah A. Quinn, M.D. served as our Vice President and Medical Lead for the INOpulse programs from January 2015 and has been our Chief Medical Officer since September 2015. Prior to joining us, Dr. Quinn held several positions at Novartis Pharmaceuticals AG from December 2006 to January 2015, most recently as medical director for both pulmonary arterial hypertension and heart failure programs. Previously, Dr. Quinn worked at the Massachusetts General Hospital from 1998 to 2011 where she was an Instructor in Medicine from 1998 to 2006 and a Clinical Assistant Professor in Medicine at Harvard Medical School from 2006 to 2011. Her postdoctoral training in Medicine and Pulmonary and Critical Care Fellowship were at Massachusetts General Hospital. She received an M.D. from the University of Massachusetts Medical School.

Martin Dekker has served as our Vice President of Engineering and Manufacturing since January 2015. Prior to joining us, Mr. Dekker held several positions at Spacelabs Healthcare, a company that develops and manufactures medical devices, from November 1998 to January 2015, most recently as Director of Global Operations Engineering. During his time at Spacelabs Healthcare, Mr. Dekker led and co-designed new products, developed and launched transformative manufacturing technologies and championed cross-functional quality/engineering projects. He is a member of the Institute of Electrical and Electronic Engineers. Mr. Dekker received a B.S. in electronics from Noordelijke Hogeschool Leeuwarden, the Netherlands.

Amy Edmonds has served as our Vice President of Clinical Operations and Administration since September 2015 with responsibilities for Clinical Operations, Contracts & Outsourcing, Human Resources and Information Technology. Ms. Edmonds has over twenty years of global Clinical Operations and Training experience. Prior to joining us in 2014, Ms. Edmonds was responsible for Ikaria’s Clinical Operations and Contracts & Outsourcing departments from October 2012 to February 2014 and held several positions of increasing responsibility at Celgene from November 2002 through October 2012. During her time at Celgene, Ms. Edmonds served as Global Clinical Operations Lead for the Americas for multiple therapeutic programs, the Head of North America Monitoring, and the Head of Clinical Operations Training. Ms. Edmonds has also worked in Clinical Operations and Training for Pfizer, Knoll Pharmaceuticals and ICON Clinical Research. Ms. Edmonds holds a Bachelor’s degree from the University of Richmond.

Parag Shah, Ph.D. has served as our Vice President of Project Management and Distribution since April 2016 with responsibilities for Project Management, Supply Distribution, Pre-Clinical and Business Development activities.  Prior to joining Bellerophon, Dr. Shah was Principal Scientist at Pfizer from 2004 through 2010 where he was responsible for leading multiple parenteral and liquid formulation development teams.  In addition, Dr. Shah was a member of multiple Limited Duration Teams including serving as Pfizer’s Team Lead for the Nanoparticle Network responsible for internal and external evaluation of nanoparticle technologies.  Dr. Shah joined Ikaria as Parenteral Development Lead in 2010 and assumed additional responsibilities in 2012 as Director, Pharmaceutical Science, covering both Pharmaceutical Development and Clinical Supply Management.  Dr. Shah received his Bachelor’s degree from Carnegie Mellon and his Ph.D. in Chemical Engineering from The University of Texas at Austin.

Assaf Korner joined the Company as our Chief Financial Officer on January 8, 2018. Prior to joining Bellerophon, Mr. Korner served as the Chief Financial Officer of L&R Distributors, a national consumer product distributor, since February 2016. Prior to that, Mr. Korner served as the Chief Financial Officer of Iluminage Beauty, a Joint Venture between Unilever and Syneron Medical, from 2011 through January 2016. Prior to Iluminage, Mr. Korner held several senior finance roles in Syneron Medical from 2005 through 2011. Prior to Syneron Medical, Mr. Korner served as a Senior Auditor at KPMG. Mr. Korner holds an MBA from Tel-Aviv University, Israel, a Bachelor’s degree in Accounting and Economics from Haifa University, Israel and is a Certified Public Accountant.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers. Our compensation committee will review and approve the compensation of our executive officers and oversee our executive compensation programs and initiatives.

Summary Compensation Table

The following table sets forth information regarding compensation paid or accrued during the last two fiscal years ended December 31, 2017 and 2016 to Fabian Tenenbaum, our Chief Executive Officer and our two next most highly compensated executive officers during the fiscal year ended December 31, 2017, and who were serving as executive officers as of such date.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Fabian Tenenbaum, Chief Executive Officer and former Chief Financial Officer (2)
	2017	375,540	225,000	—				600,540
	2016	306,692	187,500	—	902,117	12,439	(3),(4)	1,408,748
Peter Fernandes, Chief Regulatory and Safety Officer
	2017	323,564	128,000	—				451,564
	2016	332,309	128,000	—	10,550	20,085	(3)	490,944
Deborah Quinn, Chief Medical Officer
	2017	303,461	120,000					423,461
	2016	311,538	120,000	—	10,550	15,208	(3)	457,296

(1)
The amounts reported in the "Stock Awards" and “Option Awards” columns reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, regarding assumptions underlying the valuation of equity awards.

(2)	Mr. Tenenbaum served as our Chief Financial Officer and Chief Business Officer from February 2016 until November
2016 and became our Chief Executive Officer in November 2016.

(3)	Consists of amounts that we matched pursuant to our 401(k) plan.

(4)	Includes $2,747 legal fee reimbursement in connection with the negotiation of Mr. Tenenbaum’s employment agreement to become our Chief Financial Officer.

Narrative to Summary Compensation Table

Base Salary.  In 2017, we paid salaries of $375,540 to Mr. Tenenbaum, $323,564 to Mr. Fernandes and $303,461 to Dr. Quinn. In 2016, we paid salaries of $306,692 to Mr. Tenenbaum, $332,309 to Mr. Fernandes, and $311,538 to Dr. Quinn. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our executive officers. Our compensation committee will review the salaries of our executives annually at the beginning of each calendar year and recommend to our Board changes in salaries based primarily on changes in job responsibilities, experience, individual performance and comparative market data.

 Bonus Compensation.  Our named executive officers are expected to be eligible to receive an annual bonus award in accordance with the management incentive program then in effect with respect to such executive officer and based on an annualized target of base salary, as specified in their respective employment agreements, if applicable. Our named executive officers are also expected to be eligible for performance-based annual bonus awards based on metrics to be determined by our Board, in consultation with the executive officer, and our Board will determine the extent to which the metrics have been satisfied and the amount of the annual bonus, if any. The performance-based bonuses are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives.

With respect to 2016 performance, in 2017, the compensation committee awarded total bonus compensation, which was paid in 2017 in restricted stock ("RSAs"), with a value of $187,500 or 120,193 shares to Mr. Tenenbaum, $128,000 or 82,052 shares to Mr. Fernandes, and $120,000 or 76,924 shares to Dr. Quinn.

With respect to 2017 performance, in 2018, the compensation committee awarded bonus compensation which was paid in 2018. Half of such bonus compensation was paid in RSAs and half was paid as cash. Mr. Tenenbaum received $225,000, Mr. Fernandes received $128,000 and Dr. Quinn received $120,000.

Long-Term Equity Based Incentive Awards.  We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee and Board periodically review the equity incentive compensation of our named executive officers and from time to time may grant additional equity incentive awards to them in the form of stock options or restricted share awards.

Grants of Plan Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2017 to each of our executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards (number of shares)(1)	All Other Option Awards (number of securities)	Exercise Price of Option Awards ($ per share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Fabian Tenenbaum, Chief Executive Officer and former Chief Financial Officer
	3/16/2017	120,193			177,886
Peter Fernandes, Chief Regulatory and Safety Officer
	3/16/2017	82,052			121,437
Deborah Quinn, Chief Medical Officer
	3/16/2017	76,924			113,848
(1) The amounts included in the "All Other Stock Awards" column represents bonus amounts related to prior year performance.

(2) The amounts reported above reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, regarding assumptions underlying the valuation of equity awards.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2017:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Fabian Tenenbaum	32,500	97,500	(1)	2.30	3/1/2026
	116,535	349,606	(2)	0.98	11/11/2026
	260,639	781,917	(3)	0.49	12/7/2026
Peter Fernandes	4,214	—		8.27	2/25/2023
	5,000	5,000	(4)	8.20	5/18/2025
	7,500	22,500	(3)	0.49	12/7/2026
Deborah Quinn	3,991	3,992	(5)	12.00	2/13/2025
	7,500	22,500	(3)	0.49	12/7/2026

(1)	This option vested as to 25% of the underlying shares on February 28, 2017, and vests as to an additional 25% of the underlying shares annually thereafter through February 29, 2020.

(2)	This option vests as to 25% of the underlying shares on November 11, 2017, and vests as to an additional 25% of the underlying shares annually thereafter through November 11, 2020.

(3)	This option vests as to 25% of the underlying shares on December 7, 2017, and vests as to an additional 25% of the underlying shares annually thereafter through December 7, 2020.

(4)	This option vested as to 25% of the underlying shares on May 18, 2016, and vests as to an additional 25% of the underlying shares annually thereafter through May 18, 2019.

(5)	This option vested as to 25% of the underlying shares on February 13, 2016, and vests as to an additional 25% of the underlying shares annually thereafter through February 13, 2019.

Employment Agreements with Our Named Executive Officers

Agreement with Mr. Tenenbaum

On November 11, 2016, we entered into an employment agreement with Mr. Tenenbaum in connection with his continuing employment as our Chief Executive Officer. The agreement provides that Mr. Tenenbaum is employed at will, and either we or Mr. Tenenbaum may terminate the employment relationship for any reason, at any time. Mr. Tenenbaum is required to give us at least 30 days’ prior notice if he elects to terminate his employment other than for Good Reason (as defined in the employment agreement). Mr. Tenenbaum was entitled to a base salary of $375,000, which was increased to $400,000 effective January 1, 2018, subject to annual review by the Board or Compensation Committee. Following the end of each calendar year, Mr. Tenenbaum is eligible to receive an annual bonus for such calendar year in accordance with the terms of our management incentive program, calculated as a percentage of his annual base salary. As of the date of this proxy statement, Mr. Tenenbaum’s target bonus percentage is 50%. The agreement provides 100% accelerated vesting of Mr. Tenenbaum’s stock option grant made in connection with his employment agreement, in the event of a Change in Control (as defined in the employment agreement) or in the event that the Company terminates Mr. Tenenbaum’s employment without Cause (as defined in the employment agreement) following the vesting of the first installment.

If we terminate Mr. Tenenbaum’s employment without Cause (as defined in the employment agreement) or if Mr. Tenenbaum terminates his employment with us for Good Reason (as defined in the employment agreement) within twelve months following a change in control (as defined in the employment agreement), Mr. Tenenbaum is entitled to receive, subject to his continued compliance with the restrictive covenants of the agreement and his execution and nonrevocation of a general release of claims against us: (1) for a period of twelve months following his termination of employment monthly severance pay in an amount equal to his base salary rate; (2) an annual bonus at the target level in cash or equity or any combination thereof; and (3) continued coverage, under our medical, dental and vision benefit plans at active employee rates for twelve months following the date of termination.

Mr. Tenenbaum is subject to confidentiality, work product assignment, non-competition and non-solicitation obligations pursuant to the terms of his employment agreement.

Agreements with Other Named Executive Officers

In January 2015, we entered into an offer letter with Dr. Quinn in connection with the commencement of her employment with us. The letter provides that Dr. Quinn is employed at will, and either we or Dr. Quinn may terminate the employment relationship for any reason, at any time. The letter provides that Dr. Quinn is entitled to a $300,000 base salary, subject to annual review by the Company. Following the end of each calendar year, Dr. Quinn is eligible to receive an annual bonus for such calendar year in accordance with the terms of our management incentive program, calculated as a percentage of her annual base salary. As of the date of this proxy statement, Dr. Quinn's target bonus percentage is 40%.

In April 2015, we entered into an offer letter with Mr. Fernandes in connection with the commencement of his employment with us. The letter provides that Mr. Fernandes is employed at will, and either we or Mr. Fernandes may terminate the employment relationship for any reason, at any time. The letter provides that Mr. Fernandes is entitled to a $320,000 base salary, subject to annual review by the Company. Following the end of each calendar year, Mr. Fernandes is eligible to receive an annual bonus for such calendar year in accordance with the terms of our management incentive program, calculated as a percentage of his annual base salary. As of the date of this proxy statement, Mr. Fernandes' target bonus percentage is 40%.

Stock Option and Other Compensation Plans

The four equity incentive plans described in this section are (i) the assumed 2007 Ikaria stock option plan, which we refer to as the 2007 Ikaria plan, (ii) the assumed Ikaria 2010 long term incentive plan, which we refer to as the 2010 Ikaria plan, (iii) our 2014 equity incentive plan and (iv) our 2015 equity incentive plan. Following the effectiveness of the registration statement for our Initial Public Offering ("IPO"), we have been granting awards to eligible participants only under the 2015 equity incentive plan.

Assumed 2007 Ikaria Plan

The 2007 Ikaria plan was adopted by Ikaria in March 2007, and we assumed the terms of the 2007 Ikaria plan in connection with our spin-out from Ikaria, Inc., or Ikaria (the "Spin-Out"). Stock options granted under the 2007 Ikaria plan have a contractual life of ten years. Pursuant to the terms of the 2007 Ikaria plan, in the event of a liquidation or dissolution of our company, each outstanding option under the 2007 Ikaria plan will terminate immediately prior to the consummation of the action, unless the administrator determines otherwise. In the event of a merger or other reorganization event, each outstanding option will be assumed or an equivalent option or right will be substituted by the successor entity, unless such successor entity does not agree to assume the award or to substitute an equivalent option or right in which case such option will terminate upon the consummation of the merger or reorganization event.

Assumed 2010 Ikaria Plan

The 2010 Ikaria plan was adopted by Ikaria in February 2010 and amended and restated in May 2010, and we assumed the terms of the 2010 Ikaria plan in connection with the Spin-Out. Pursuant to the terms of the 2010 Ikaria plan, upon our liquidation, dissolution, merger or consolidation, except as otherwise provided in an applicable option or award agreement, each option or award will be (i) treated as provided in the agreement related to the transaction, or (ii) if not so provided in such agreement, each holder of an option or award will be entitled to receive, in respect of each share subject to outstanding options or awards, the same number of stock, securities, cash, property or other consideration that he or she would have received had he or she exercised such options or awards prior to the transaction. The stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the options and awards prior to any such transaction. If the consideration paid or distributed is not entirely shares of common stock of the acquiring or resulting corporation, the treatment of outstanding options and stock appreciation rights may include the cancellation of outstanding options and stock appreciation rights upon consummation of the transaction as long as the holders of affected options and stock appreciation rights, at the election of the compensation committee, either:

•
have been given a period of at least 15 days prior to the date of the consummation of the transaction to exercise the options or stock appreciation rights (whether or not they were otherwise exercisable); or

•
are paid (in cash or cash equivalents) in respect of each share covered by the option or stock appreciation right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the compensation committee in its sole discretion) over the exercise price of the option or stock appreciation right.

2014 Equity Incentive Plan

In June 2014, our Board adopted, and our stockholders approved, the 2014 equity incentive plan. The 2014 equity incentive plan is administered by our Board or by a committee appointed by our Board. The 2014 equity incentive plan provided for the grant of options. Following the effectiveness of our registration statement filed in connection with our IPO, no options may be granted under the 2014 Plan.

Our employees, officers, directors, consultants and advisors were eligible to receive awards under the 2014 equity incentive plan.

Awards under the 2014 equity incentive plan are subject to adjustment in the event of a split, reverse split, dividend, recapitalization, combination or reclassification of our common stock, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 equity incentive plan), our Board, may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 equity incentive plan, as to some or all outstanding options:

•	provide that all outstanding options will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;

•
upon written notice to a participant, provide that the participant’s unvested and/or unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	provide that outstanding options will become exercisable, realizable or deliverable, or restrictions applicable to an option will lapse, in whole or in part, prior to or upon the reorganization event;

•
in the event of a reorganization event pursuant to which holders of shares of non-voting common stock will receive a cash payment for each share of non-voting common stock surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each option held by the participant equal to (1) the number of shares of non-voting common stock subject to the vested portion of the option, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share of non-voting common stock surrendered in the reorganization event over the exercise price of such option and any applicable tax withholdings, in exchange for the termination of such option; and

•	provide that, in connection with a liquidation or dissolution, options convert into the right to receive liquidation proceeds.

At any time, our Board may, in its sole discretion, provide that any award under the 2014 equity incentive plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Our Board may amend, suspend or terminate the 2014 equity incentive plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

2015 Equity Incentive Plan

In January 2015, our Board adopted, and in February 2015, our stockholders approved, the 2015 equity incentive plan (as subsequently amended and restated, the “2015 Plan”), which became effective immediately prior to the effectiveness of the registration statement for our IPO. The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, share appreciation rights, restricted share awards, restricted share unit awards and other share-based awards. Upon the effectiveness of the 2015 Plan, the number of shares of our common stock that were reserved for issuance under the 2015 Plan was equal to the sum of (1) 449,591 plus (2) the number of shares (up to 558,851 shares) equal to the sum of the number of shares of our common stock available for issuance under the 2014 equity incentive plan immediately prior to the effectiveness of the registration statement for our IPO and the number of shares of our common stock subject to outstanding awards under the 2014 equity incentive plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2016 and continuing until, and including, the fiscal year ending December 31, 2025, equal to the least of (i) 798,358 shares of our common stock, (ii) a number equal to the difference between 5% of the number of shares of our common stock outstanding on the first day of the fiscal year (treating all shares of our common stock issuable upon the exercise of outstanding options and upon the conversion of outstanding shares of preferred stock, warrants or other securities convertible into shares of our common stock as outstanding for this purpose) and the number of shares of our common stock available for grant under the 2015 Plan on the first day of the fiscal year and (iii) an amount determined by our Board.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2015 Plan. However, incentive stock options may only be granted to our employees.

Pursuant to the terms of the 2015 Plan, our Board (or a committee delegated by our Board) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the type of options to be granted;

•	the duration of options, which may not be in excess of ten years;

•	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant;

•	the methods of payment of the exercise of options; and

•
the number of shares of our common stock subject to and the terms of any share appreciation rights, restricted share awards, restricted share units or other share-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price (though the measurement price of share appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

If our Board delegates authority to an officer to grant awards under the 2015 Plan, the officer will have the power to make awards to all of our officers, except executive officers. Our Board will fix the terms of the awards to be granted by such officer, including the exercise price of such awards (which may include a formula by which the exercise will be determined), and the maximum number of shares subject to awards that such officer may make.

Upon a merger or other reorganization event, our Board may, except to the extent specifically provided otherwise in an award or other agreement between us and the plan participant, take any one or more of the following actions pursuant to the 2015 Plan as to some or all outstanding awards other than restricted shares:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•
upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period;

•
provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

•
in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•
provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and/or

•	any combination of the foregoing.

Our Board does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted share units, no assumption or substitution is permitted, and the restricted share units will instead be settled in accordance with the terms of the applicable restricted share unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted share awards will continue for the benefit of the successor company and will, unless the Board may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event, provided that our Board may provide for the termination or deemed satisfaction of such repurchase or other rights under the applicable award agreement or any other agreement between the participant and us. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted share award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted share award or in any other agreement between the participant and us.

At any time, our Board may, in its sole discretion, provide that any award under the 2015 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

No award may be granted under the 2015 Plan on or after February 12, 2025. Our Board may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

On March 10, 2017, the Board approved our Amended and Restated 2015 Equity Incentive Plan, which became effective upon approval by our stockholders at the 2017 annual meeting, to increase the number of shares authorized for issuance of awards under the 2015 Plan to 5,000,000 shares of common stock and increase the maximum number of shares available under the annual increase from 798,358 shares to 3,000,000 shares.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2016, and have the amount of the reduction contributed to the 401(k) plan.

Limitations on Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

In addition, we have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may adopt, amend or terminate a plan when not in possession of material, non-public information. In addition, our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Director Compensation

On December 7, 2016, the Compensation Committee approved certain amendments to our policy for the compensation of our non-employee directors, effective immediately.  Following the amendments, our director compensation policy consisted of the following:

•	each non-employee director will receive, on an annual basis, a cash retainer of $35,000;

•
each non-employee director who has then served on the Board for at least six months will receive, on the date of the first Board meeting held after each year’s annual meeting of stockholders, an option to purchase 10,000 shares of common stock, which shall vest in three equal annual installments;

•	the chairman of the Board, if a non-employee director, will receive an additional cash retainer of $45,000;

•	each non-employee director who serves on the Audit Committee will receive a cash retainer of $7,500 per year ($15,000 for the chair);

•	each non-employee director who serves on the Compensation Committee will receive a cash retainer of $5,000 per year ($10,000 for the chair);

•	each non-employee director who serves on the Nominating and Corporate Governance Committee will receive a cash retainer of $5,000 ($7,500 for the chair); and

•
  each non-employee director upon initial election to the Board will receive a one-time award of an option to purchase 25,000 shares of common stock, which option shall vest in three equal annual installments.

•
On March 22, 2018, the Compensation Committee approved an increase in the compensation paid to the chairman of the Board to $200,000 per year, to be paid in an annual grant of restricted shares of common stock.

In addition, we will continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Jonathan Peacock, one of our directors who previously served as our Chief Executive Officer, did not receive any additional compensation for his service as a director while he was employed by the Company. Fabian Tenenbaum, one of our directors who also serves as our Chief Executive Officer, does not receive any additional compensation for his service as a director. The compensation that we paid to Mr. Peacock for his service as our former Chief Executive Officer and compensation that we pay to Mr. Tenenbaum for his service as our Chief Executive Officer is discussed in the “Executive Compensation” section of this proxy statement.

The New Mountain Entities have advised us that, in connection with the affiliation of Messrs. Moura and Weinstein with the New Mountain Entities, all equity based compensation, including grants of stock options in respect of shares of our common stock, received or receivable by Messrs. Moura and Weinstein in consideration for their services rendered to us will be held by such director for the benefit of New Mountain Capital, L.L.C., an affiliate of the New Mountain Entities. In addition, the New Mountain Entities have advised us that any cash compensation received by such directors in consideration for their services rendered to us will be paid to New Mountain Capital, L.L.C.

On December 7, 2016, the Board approved a change in director compensation under which payment of fees for each non-employee director will be provided in the form of cash or restricted shares of common stock.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2017 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board.

Name	Cash Payment	Stock Awards ($) (1)	Option Awards ($)(1)	Total ($)
Jonathan Peacock	—	80,001	8,404	88,405
Naseem Amin	—	50,000	8,404	58,404
Scott P. Bruder	40,000	—	8,404	48,404
Mary Ann Cloyd	55,000	—	8,404	63,404
Jens Luehring	—	42,501	8,404	50,905
Andre V. Moura	—	45,000	8,404	53,404
Daniel Tasse	—	35,001	8,404	43,405
Adam B. Weinstein	—	35,001	8,404	43,405
Ted Wang	—	—	42,358	42,358

(1) The amounts reported above reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, regarding assumptions underlying the valuation of equity awards.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,342,092	(1)	$3.17	4,142,088	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,342,092		$3.17	4,142,088

(1)        Consists of stock options outstanding as of December 31, 2017 under the 2007 Ikaria plan, 2010 Ikaria plan, 2014 equity incentive plan and 2015 Plan.

(2)        Consists of shares of common stock authorized under the 2015 Plan and under the 2014 equity incentive plan that remained available for grant under future awards as of December 31, 2017.  In January 2015, in connection with our IPO, our Board determined that we would not grant any further stock options under our 2014 equity incentive plan following the effectiveness of the registration statement for our IPO, which occurred in February 2015.
REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.bellerophon.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2017, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management and KPMG LLP, our independent registered public accounting firm;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

•
Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee, and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.
Members of the Bellerophon Therapeutics, Inc. Audit Committee
Mary Ann Cloyd, Naseem Amin and Jens Luehring

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCES
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one initial reports of ownership was filed late by Amin Naseem.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

The following is a description of our related person transactions since January 1, 2016 to which we have been a party. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Stockholders Agreements

New Mountain Stockholders Agreement

In February 2015, in connection with our IPO, we entered into a stockholders agreement with the New Mountain Entities, which provides that the New Mountain Entities are entitled to designate one director for nomination to our Board, to designate one director to the Board (or equivalent governing body) of each of our subsidiaries and to appoint the lead director of our Board, in each case, for so long as the New Mountain Entities or certain of their respective assignees beneficially own (i) 50% or more of the sum of (a) the number of shares of our common stock that they owned immediately prior to the closing of our IPO and (b) the number of shares of common stock, if any, acquired following the closing of our IPO (subject to in each case adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification or other similar change in our capitalization) and (ii) 15% or more of our common stock outstanding (as set forth on the cover of our then most recently filed annual report on Form 10-K or quarterly report on Form 10-Q). Subject to the same ownership thresholds, the director nominated by the New Mountain Entities is entitled to serve on each committee of our Board and of the Board (or equivalent governing body) of each of our subsidiaries and the consent of the New Mountain Entities is required to establish any new committee of our Board or the Board (or equivalent governing body) of any of our subsidiaries, in each case except to the extent prohibited by applicable law or applicable listing exchange rules.

The New Mountain Entities may assign their rights to designate one director for nomination to our Board, to designate a director to the Board (or equivalent governing body) of each of our subsidiaries and to appoint the lead director of our Board to a person who acquires, in a transaction other than a registered public offering or a sale pursuant to Rule 144 under the Securities Act, at least 50% of the aggregate number of shares of our common stock owned, directly or indirectly, by the New Mountain Entities as of immediately prior to such transaction.

In addition, the stockholders agreement provides that, we are required to obtain the prior written approval of the New Mountain Entities to take certain actions, including, among other things, actions to:

•
consolidate or merge into or with any other person, sell, lease or transfer all or a significant portion of our assets or capital stock to another person or enter into any other similar business combination transaction, or effect a liquidation;

•
authorize, issue, sell, offer for sale or solicit offers to buy any shares of our common stock or any convertible securities or any other equity or debt securities or rights to acquire any of our or our subsidiaries’ equity or debt securities, subject to certain exceptions, including among other things, the issuance under our stock incentive plan of grants that have been approved by our Board (or a Board committee) and at least one director appointed by the New Mountain Entities;

•	incur indebtedness or refinance any indebtedness, in each case in an amount in excess of a specified threshold;

•	hire or replace our chief executive officer; or

•	agree or otherwise commit to do any of the foregoing (unless the commitment is conditioned on obtaining the approval of the New Mountain Entities).

These approval rights of the New Mountain Entities will terminate when the New Mountain Entities or certain of their respective assignees beneficially own either (i) less than 50% of the sum of (a) the aggregate number of shares of our common stock that they collectively owned immediately prior to the closing of our IPO and (b) the number of shares of our common stock, if any, acquired following the closing of our IPO (subject to in each case adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification or similar changes in our capitalization) or (ii) less than 15% of our common stock outstanding (as set forth on the cover of our then most recently filed annual report on Form 10-K or quarterly report on Form 10-Q). As of March 23, 2018, the New Mountain Entities beneficially owned approximately 26.4% of our outstanding common stock.

Linde Stockholders Agreement

In February 2015, in connection with our IPO, we also entered into a stockholders agreement with Linde, which provides that Linde is entitled to designate one director for nomination to our Board and to designate one director to the Board (or equivalent governing body) of each of our subsidiaries, in each case, for so long as Linde or certain of its assignees beneficially own (i) 50% or more of the sum of (a) the number of shares of our common stock that they owned immediately prior to the closing of our IPO and (b) the number of shares of common stock, if any, acquired following the closing of our IPO (subject to in each case adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification or other similar change in our capitalization) and (ii) 10% or more of our common stock outstanding (as set forth on the cover of our then most recently filed annual report on Form 10-K or quarterly report on Form 10-Q). Subject to the same ownership thresholds, the director designated by Linde is entitled to serve on each committee of our Board and of the Board (or equivalent governing body) of each of our subsidiaries and the consent of Linde is required to establish any new committee of our Board or the Board (or equivalent governing body) of any of our subsidiaries, in each case except to the extent prohibited by applicable law or applicable listing exchange rules.

Linde may assign its rights to designate one director for nomination to our Board and to designate a director for nomination to the board of directors (or equivalent governing body) of each of our subsidiaries to a person who acquires, in a transaction other than a registered public offering or a sale pursuant to Rule 144 under the Securities Act, at least 50% of the aggregate number of shares of our common stock owned, directly or indirectly, by Linde as of immediately prior to such transaction. As of March 23, 2018, Linde beneficially owned approximately 9.2% of our outstanding common stock.

Management Rights Letters

We have entered into management rights letters with entities affiliated with certain of our principal stockholders, pursuant to which such entities are entitled to routinely consult with and advise management regarding our operations and have the right to inspect our books and records. We will also be required to deliver financial statements to such entities within 45 days after the end of each of the first three quarters of each fiscal year and 120 days after the end of each fiscal year and any other periodic reports as soon as they become available. Our management rights letter with the New Mountain Entities also provides that at any time during which the New Mountain Entities do not have the direct contractual right to designate a representative to serve on our Board, the New Mountain Entities will have the right to designate one observer to our Board. Such observer shall be entitled to attend all meetings of our Board and to receive copies of all materials provided to the directors, subject to customary exceptions specified in the management rights letter. Each management rights letter will terminate on the date the entity party thereto (or principal stockholder with which such entity is affiliated) no longer holds any of our securities.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and officers. See “Executive Officer and Director Compensation-Limitations on Liability and Indemnification” for additional information regarding these agreements.

Participation in Secondary Offering

In our secondary offering in November 2016, certain of our directors, executive officers and 5% stockholders and their affiliates purchased shares of our common stock. Each of those purchases was made through the underwriters or through the directed share program at the offering price of $0.70 per share. The following table sets forth the aggregate number of shares of our common stock that these directors, executive officers and 5% stockholders and their affiliates purchased in our Secondary Offering:

Purchaser(1)	Shares of common stock	Total purchase price
New Mountain Entities	5,714,286	4,000,000
Linde	1,920,000	1,344,000
Naseem Amin	714,285	500,000
Jonathan M. Peacock	285,715	200,000

(1)        See “Security Ownership of Certain Beneficial Owners and Management” for more information about the shares held by the above identified entities, directors and executive officers.

Participation in Private Placement

In a private placement conducted in September 2017, certain of our directors, executive officers and 5% stockholders and their affiliates purchased shares of our common stock. The private placement involved the sale of units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock, at a purchase price per unit of $1.205. The following table sets forth the aggregate number of shares of our common stock that these directors, executive officers and 5% stockholders and their affiliates purchased in our September 2017 private placement:

Purchaser(1)	Shares of common stock	Total purchase price
New Mountain Entities	4,564,315	5,500,000
Linde	1,721,992	2,075,000
Puissance Capital Management	8,298,755	10,000,000
Venrock Entities	4,149,378	5,000,001
Naseem Amin	456,432	550,000
Jonathan M. Peacock	248,963	300,000
Jens Luehring	10,000	12,050

(1)        See “Security Ownership of Certain Beneficial Owners and Management” for more information about the shares held by the above identified entities, directors and executive officers

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

On March 22, 2018, our Board nominated Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock for election at the annual meeting. Our Board currently consists of nine members, classified into three classes as follows: (1) Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock constitute a class with a term ending at the 2018 annual meeting, (2) Jens Luehring, Daniel Tasse, and Mary Ann Cloyd constitute a class with a term ending at the 2019 annual meeting; and (3) Scott Bruder, Naseem Amin and Ted Wang constitute a class with a term ending at the 2020 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
On March 22, 2018, our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock for election at the annual meeting each for a term of three years to serve until the 2021 annual meeting of stockholders, and until their respective successors have been elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted is required to elect each nominee as a director.
THE BOARD RECOMMENDS THE ELECTION OF FABIAN TENENBAUM, ANDRE MOURA, MATTHEW M. BENNETT AND JONATHAN PEACOCK AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2018. The Board proposes that the stockholders ratify this appointment. KPMG LLP, audited our financial statements for the fiscal year ended December 31, 2017. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP, and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2018.
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, for professional services rendered for the audit of our fiscal 2017 and 2016 consolidated financial statements and the fees billed to us for other services for each of the last two fiscal years.

Fee Category	2017	2016
Audit Fees (1)	$330,000	$405,000
Audit-Related Fees	—	—
Tax Fees (2)	—	28,250
All Other Fees	—	—
Total Fees	$330,000	$433,250

(1)   Audit fees for 2017 include $20,000 for services associated with Registration Statements on Form S-3 and Form S-8 and related consents as well as $310,000 for the 2017 audit. Audit fees for 2016 include $105,000 for services associated with our registration statements on Form S-3 and Form S-1 and related comfort letters as well as $300,000 for the 2016 audit.

(2) Tax fees include fees for tax services, including tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.    Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.    Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.    Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE
OF INCORPORATION INCREASING THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 200,000,000 SHARES
(PROPOSAL NO. 3)

General
On March 22, 2018, the Board approved the amendment to the Company’s Restated Certificate of Incorporation substantially in the form attached hereto as Appendix A (the “Certificate of Amendment”), subject to shareholder approval, to effect the increase in the number of authorized shares of our common stock, par value $0.01 per share, from 125,000,000 to 200,000,000 (the “Authorized Share Increase”). Once filed with the Delaware Secretary of State, the Certificate of Amendment will increase the number of shares of authorized Common Stock from 125,000,000 to 200,000,000. The number of authorized shares of preferred stock will remain at 5,000,000. The holders of a majority of our outstanding capital stock entitled to vote is required to approve the Authorized Share Increase. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Authorized Share Increase if, at any time prior to filing the Certificate of Amendment, our Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Authorized Share Increase.

The Board believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board’s discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes are desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our common stock. However, the Board believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.
We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of The Nasdaq Stock Market or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.
The Authorized Share Increase will have the immediate effect of increasing the total amount of authorized common stock as specified above, but will have no impact on the number of shares you own. The authorized shares of common stock may be issued without stockholder approval at any time, in the sole discretion of the Board. The authorized and unissued shares may be issued for cash, to satisfy outstanding indebtedness, to acquire property or for any other purpose that is deemed in the best interests of the Company. Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value. We have no immediate plans, proposals or arrangements, written or otherwise, to issue the newly authorized shares of common stock resulting from the Authorized Share Increase.
The affirmative vote of a majority of the common stock outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Restated Certificate of Incorporation to effect the proposed increase in our authorized shares.
THE BOARD RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO OUR RESTATED
CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN
FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of business conduct and ethics is posted on our website at www.bellerophon.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2019 annual meeting of stockholders, we must receive stockholder proposals not less than 90 days nor more than 120 days prior to the first anniversary of the 2018 annual meeting.

Proposals that are not received in a timely manner will not be voted on at the 2019 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Bellerophon Therapeutics, Inc., 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059.
Warren, NJ
April 5, 2018

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION OF

BELLEROPHON THERAPEUTICS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Bellerophon Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Bellerophon Therapeutics, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 12, 2015, under the name of Bellerophon Therapeutics, Inc. The date of filing of its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was February 19, 2015.

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Restated Certificate of Incorporation of the Corporation as follows:

The first sentence of Article FOURTH is hereby amended as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

3. This Certificate of Amendment shall be effective May [ ], 2018 at 5:00 P.M., Eastern Time.

BELLEROPHON THERAPEUTICS, INC.

By: __________________
Name: Fabian Tenenbaum
Title: Chief Executive Officer

Appendix B

Bellerophon THERAPEUTICS

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 24, 2018.

Vote by Internet

- Go to **www.envisionreports.com/BLPH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Fabian Tenenbaum	☐	☐	02 - Andre Moura	☐	☐	03 - Matthew M. Bennett	☐	☐
04 - Jonathan Peacock	☐	☐						

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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